EXHIBIT 99.2

(THE RYLAND GROUP, INC. LETTERHEAD)

Exhibit A-2

OMB Number: 3235-0569
Expires: January 31, 2003

Statement Under Oath of Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filing

I, Gordon A. Milne, Chief Financial Officer (principal financial officer) of The Ryland Group, Inc., state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of The Ryland Group, Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with The Ryland Group, Inc.’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K filed with the Commission on March 19, 2002 of The Ryland Group, Inc.;

•	all reports on Form 10Q, all reports on Form 8-K and all definitive proxy materials of The Ryland Group, Inc. filed with the commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

	/s/ Gordon Milne Gordon A. Milne August 2, 2002	Subscribed and sworn to before me this 2nd day of August, 2002.

[SEAL]	ANDREA L. RIORDAN Commission # 1317601 Notary Public — California Los Angeles County	/s/ Andrea L. Riordan Notary Public My Commission Expires:
	My Comm. Expires Aug 21, 2005	August 21, 2005